As filed with the Securities and Exchange Commission on January 10, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAYLOR CAPITAL GROUP, INC.

(Exact name of each registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4108550 (I.R.S. Employer Identification No.)

9550 West Higgins Road

Rosemont, Illinois, 60018

(847) 653-7978

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Steven H. Shapiro

General Counsel and Corporate Secretary

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

(Name, address, including zip code, and telephone number,

including area code, of agent for service for each registrant)

Copy to:

Jeffrey R. Patt, Esq.

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661-3693

(312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum aggregate price per security (2)(3)	Proposed maximum aggregate offering price (2)(4)	Amount of registration fee (5)
Common Stock, $0.01 par value, of Taylor Capital Group, Inc.
Preferred Stock, $0.01 par value, of Taylor Capital Group, Inc.
Debt Securities of Taylor Capital Group, Inc.
Warrants of Taylor Capital Group, Inc.
Depositary Shares of Taylor Capital Group, Inc.
Stock Purchase Contracts of Taylor Capital Group, Inc.
Stock Purchase Units of Taylor Capital Group, Inc.
TOTAL	$175,000,000		$175,000,000	$20,318

(1)	The registrant is registering under this registration statement an indeterminate number of shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts and stock purchase units, an indeterminate principal amount of debt securities and an indeterminate number of warrants to purchase common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and/or debt securities as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $175,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $175,000,000, less the aggregate dollar amount of all securities the registrant has previously issued under this registration statement. Any securities registered under this registration statement may be sold separately or together with other securities registered under this registration statement. The proposed maximum offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder may be issued directly or upon conversion of or exchange for preferred or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to stock purchase contracts. The securities registered hereunder also include such additional indeterminate number of shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts and stock purchase units, and amount of debt securities as may be issued upon such conversion, exchange, or exercise to the extent no separate consideration is received for any such securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder includes such additional indeterminate number of shares of common stock, shares of preferred stock, depositary shares, stock purchase contracts and stock purchase units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The registrant has not specified the amount to be registered, the proposed maximum aggregate offering price per security, or the proposed maximum aggregate offering price as to each security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	The registrant will determine the proposed maximum aggregate offering price per class of securities from time to time in connection with the registrant’s issuance of the securities registered under this registration statement.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2011

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Taylor Capital Group, Inc. (“we,” “us,” “our,” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus, any post-effective amendment and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TAYC.” On January 7, 2011, the closing price of our common stock was $13.17 per share.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Our principal executive offices are located at 9550 West Higgins Road, Rosemont, Illinois 60018, and our telephone number is (847) 653-7978.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks, uncertainties and other factors incorporated by reference herein that are described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K (also on file with the SEC and incorporated herein by reference), as may be amended, supplemented or superseded from time to time by information in other reports we file with the SEC in the future that are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement. If any of the events described in such “Risk Factors” section (as amended, supplemented or superseded) or elsewhere occurs or the risks described in such “Risk Factors” section (as amended, supplemented or superseded) actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “expect,” “plan,” “predict,” “potential,” “contemplate,” “should,” “will,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation:

•	the risk that our regulators could require us to maintain regulatory capital in excess of the levels needed to be considered well capitalized;

•	the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio;

•	possible volatility in loan charge-offs and recoveries between periods;

•

negative developments and further disruption in the credit and lending markets impacting our business and the businesses of our customers, as well as other banks and lending institutions with which we have commercial relationships;

•	the continued decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area;

•	the risks associated with the high volume of loans secured by commercial real estate in our portfolio;

•	the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market;

•	the risks associated with the establishment of our new mortgage unit, including the expansion into new geographic markets;

•	the risks associated with attracting and retaining experienced and qualified personnel, including our senior management and other key personnel in our core business lines;

•	uncertainty in estimating the fair value of loans held for sale and the possibility that we will not be able to dispose of these assets on terms acceptable to us;

•	the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy;

•	the effect on our profitability if interest rates fluctuate, as well as the effect of our customers’ changing use of our deposit products;

•	the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth;

•	continuation of volatility in the capital markets;

•	the effectiveness of our hedging transactions and their impact on our future results of operations;

•	changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, loan syndication opportunities and competition;

•

the impact of changes in legislation, including the Dodd-Frank Act, or regulatory and accounting principles, policies or guidelines affecting our business, including those relating to capital requirements; and

•	other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we made with the SEC. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors.

TAYLOR CAPITAL GROUP, INC.

Our primary businesses are commercial banking and mortgage origination. Our target commercial lending customers are closely-held businesses in industries such as manufacturing, wholesale and retail distribution, transportation, construction contracting and professional services. Our clients are generally closely held, middle-market companies with annual revenues between $5 million and $250 million, and are generally not public. Our commercial lending activities primarily consist of providing loans for working capital; business expansion or acquisition; owner-occupied commercial real estate financing; revolving lines of credit; and stand-by and commercial letters of credit. Our commercial and industrial lending group operates primarily in the Chicago area. Through offices across the United States, we also offer asset-based financing, including revolving lines of credit supported by receivables and inventory and term loans supported by equipment and real estate.

In addition to our lending activities, we offer deposit products, such as checking, savings and money market accounts; time deposits and repurchase agreements to our business customers. We also offer corporate treasury cash management services to our commercial clients, including internet balance reporting, remote deposit capture, positive pay, automated clearing house products, imaged lock-box processing, controlled disbursement and account reconciliation. We also cross-sell products and services to the owners and executives of our business customers designed to help them meet their personal financial goals and include personal customized credit and wealth management services. We use third-party providers to augment our offerings to include investment management and brokerage services. In addition to commercial clients, we provide deposit and credit services to our community-based customers, typically individuals and small, local businesses located near one of our nine banking centers.

In January 2010, we established Cole Taylor Mortgage by hiring a team of individuals with extensive mortgage banking experience. This business unit began originating loans during the first quarter of 2010 and grew substantially in 2010. As of September 30, 2010, Cole Taylor Mortgage had 120 full time employees. This business unit sources mortgages through both retail offices and brokers throughout the United States, as well as our Chicago-based banking centers. As of December 31, 2010, Cole Taylor Mortgage was qualified in 17 states, and it expects to qualify in additional states in the near future.

Our principal executive office is located at 9550 West Higgins Road, Rosemont, Illinois 60018, our phone number is (847) 653-7978 and our website is www.taylorcapitalgroup.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our web site address is included as an inactive textual reference only.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

USE OF PROCEEDS

The applicable prospectus supplement relating to a specific issuance of securities will set forth details on our use of proceeds from sales of such securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws, the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

The following description briefly summarizes our common stock. The following summary description and any summary description of the common stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws and the Delaware General Corporation Law. Our Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

General

We may issue common stock from time to time. We have one class of common stock. Of the 45,000,000 shares of our common stock with a par value of $0.01 per share authorized, 17,877,708 shares were outstanding as of December 31, 2010, exclusive of shares held in treasury.

Dividend Rights

Holders of our common stock are entitled to receive any cash dividends that may be declared by our Board of Directors. During the second quarter of 2008, our Board of Directors discontinued dividend payments to common stockholders. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. In connection with our participation in TARP CPP and the issuance of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred”), we need the consent of the U.S. Treasury before we can pay any dividends on our common stock. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend upon our earnings and financial condition, the capital requirements of the Company and our subsidiaries, regulatory conditions and considerations and other factors as our Board of Directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to our preferred stock have been paid.

Voting Rights

Each share of Common Stock entitles the holder thereof to one vote per share on all matters on which the holders of our Common Stock are entitled to vote. The common stock does not have cumulative voting rights.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

The holders of our common stock have no preemptive rights.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK

Preferred Stock That We May Offer

The following description briefly summarizes preferred stock that we may offer from time to time. The following summary description and any summary description of such preferred stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation, our Third Amended and Restated By-laws, the Delaware General Corporation Law and the certificate of designations relating to the particular series of our preferred stock. Our Third Amended and Restated Certificate of Incorporation, Third Amended and Restated By-laws and the certificates of designation relating to our outstanding series of preferred stock are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

General. Under our Third Amended and Restated Certificate of Incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations or restrictions of each series. As of December 31, 2010, 2,010,153 shares of our preferred stock were issued and outstanding. We may amend our Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Third Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

Under regulations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of a particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Depositary Shares

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we offer depositary shares pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of the depositary shares and the underlying preferred stock to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the Commission.

Outstanding Preferred Stock

Series B Preferred Stock

We have 104,823 shares of Series B Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The shares of the Series B Preferred were sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. The following is a brief description of the terms of the Series B Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation.

Dividend Rights. Holders of shares of Series B Preferred are entitled to receive if, as and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period from November 21, 2008 to, but excluding, November 22, 2013. From and after November 22, 2013, holders of shares of Series B Preferred are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B Preferred with respect to each dividend period thereafter.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B Preferred rank:

•

senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred (i.e., the Series D Preferred and any series of preferred stock being offered designated as ranking junior to the Series B Preferred); and

•

at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company (i.e., the Series C Preferred, the Series E Preferred and any series of preferred stock being offered designated as ranking on a parity with the Series B Preferred).

So long as any shares of Series B Preferred remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock.

In addition, we may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series B Preferred for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business;

•

purchases or other acquisitions by broker-dealer subsidiaries of our company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of business;

•	purchases or other acquisitions by broker-dealer subsidiaries of our company for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	redemptions or repurchases of rights pursuant to any stockholders’ rights plan;

•	the acquisition by us of record ownership of junior stock or parity stock for the beneficial ownership of any person (other than us), including as trustees or custodians; and

•

the exchange or conversion of (i) junior stock for or into other junior stock or (ii) parity stock for or into other parity stock or junior stock, but only to the extent that (x) such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008, or (y) any subsequent agreement calls for the accelerated exercise, settlement or exchange thereof for common stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B Preferred from time to time out of any funds legally available for such payment, and the Series B Preferred will not be entitled to participate in any such dividends.

Redemption. The Series B Preferred may not be redeemed prior to November 22, 2011 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $26,205,750, which equals 25% of the aggregate liquidation amount of the Series B Preferred on the date of issuance. In such a case, we may redeem the Series B Preferred, in whole or in part, subject to the approval of the Federal Reserve Board, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to November 21, 2008.

After November 22, 2011, the Series B Preferred may be redeemed by us at any time, in whole or in part, subject to the approval of the Federal Reserve Board and the notice requirements described below.

In any redemption, the redemption price of the Series B Preferred will be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series B Preferred is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series B Preferred have no right to require the redemption or repurchase of their shares of Series B Preferred.

In the case of any redemption of less than all of the shares of Series B Preferred, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable. Furthermore, if we repurchase shares of Series B Preferred from a holder other than the initial holder, we must offer to repurchase a ratable portion of the shares of Series B Preferred then held by the initial holder.

Shares of Series B Preferred that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred will be entitled to receive an amount per share, referred to as the “total liquidation amount,” equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to, but excluding, the date of payment. Holders of Series B Preferred will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series B Preferred.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B Preferred and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B Preferred and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B Preferred has been paid in full to all holders of Series B Preferred and other shares of parity stock, the holders of our common stock and any other shares ranking, as to such distribution, junior to Series B Preferred will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights. Except as indicated below or otherwise required by law, holders of Series B Preferred will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If dividends on the Series B Preferred have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of Series B Preferred, together with the holders of any outstanding parity stock with like voting rights (the “Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members to our board of directors (the “Preferred Stock Directors”), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the Series B Preferred for all past dividend periods have been paid in full. The election of any Preferred Stock Director is subject to the qualification that his or her election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series B Preferred and Voting Parity Stock to elect Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their terms of office shall terminate immediately and the number of authorized directors on our board will be reduced by the number of Preferred Stock Directors that the holders of Series B Preferred and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of Series B Preferred and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of Series B Preferred and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of his or her unexpired term.

Other Voting Rights. So long as any shares of Series B Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by our Third Amended and Restated Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

any amendment or alteration of our Third Amended and Restated Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B Preferred with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the Series B Preferred Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of Series B Preferred; or

•

any consummation of a binding share exchange or reclassification involving the Series B Preferred or a merger or consolidation of us with another entity, unless the shares of Series B Preferred remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities, and such remaining outstanding shares of Series B Preferred or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B Preferred, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B Preferred have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B Preferred to effect the redemption.

Preemptive Rights. The holders of our Series B Preferred have no preemptive rights.

Series C Preferred Stock

We have 1,500,000 shares of our 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (“Series C Preferred”) authorized, of which 1,276,480 shares were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series C Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series C Preferred.

Dividend Rights. Holders of Series C Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our board of directors, payable quarterly in arrears in January, April, July and October of each year, beginning in October 2010. Dividends on the Series C Preferred are non-cumulative. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series C Preferred (including the Series D Preferred) for any period unless dividends for the same period with respect to our Series C Preferred have been paid.

Conversion. The Series C Preferred is convertible into shares of our common stock at a conversion price of $12.28 per share, subject to adjustments as set forth in the Certificate of Designations for the Series C Preferred. The Series C Preferred is convertible into shares of our common stock at the option of the holders of shares of Series C Preferred at any time, and will be convertible at our option at any time after the earlier to occur of (1) May 28, 2015, and (2) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013.

Dividend and Liquidation Priority. The Series C Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to our common stock, our Series D Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series C Preferred otherwise agree in writing), and (ii) pari passu with outstanding shares of our Series E Preferred and our Series B Preferred.

Voting Rights. Holders of Series C Preferred are entitled to vote on an as-converted basis with the holders of our common stock as a single class on all matters brought before our stockholders and will have no class voting rights except as specifically required under Delaware law.

Preemptive Rights. Until the earlier of (a) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions) and (b) May 28, 2012, the Company will provide each holder of Series C Preferred a right to maintain the proportionate equity interest in the company represented by the shares of Series C Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

Series D Preferred Stock

We have 405,330 shares of our Series D Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series D Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series D Preferred and Series E Preferred.

Dividend Rights. Holders of Series D Preferred are entitled to receive dividends when, as and if declared by our board of directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of Series D Preferred would be convertible into in connection with a Widely Dispersed Offering (as defined below) of Series D Preferred. We will not pay any dividends with respect to our common stock unless a dividend is also paid to the holders of Series D Preferred. A “Widely Dispersed Offering” means any sale or other transfer of Series D Preferred or Series E Preferred, as applicable, (a) pursuant to any public offering or public sale of our securities, (b) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer, (c) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities, (d) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities, or (e) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

Conversion. Each share of Series D Preferred is convertible into one share of our common stock, subject to adjustment as set forth in the Certificate of Designations for the Series D Preferred and Series E Preferred, automatically upon a Widely Dispersed Offering of Series D Preferred.

Dividend and Liquidation Priority. The Series D Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) junior to our Series B Preferred, our Series C Preferred, our Series E Preferred and all future issuances of trust preferred stock, and (ii) pari passu with our common stock.

Voting Rights. Holders of Series D Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under Delaware law.

Preemptive Rights. The holders of our Series D Preferred have no preemptive rights.

Series E Preferred Stock

We have 223,520 shares of our Series E Preferred authorized, all of which were issued and outstanding as of December 31, 2010. The following is a brief description of the terms of the Series E Preferred. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, including the Certificate of Designations for the Series D Preferred and Series E Preferred.

Dividend Rights. Holders of Series E Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our board of directors, payable quarterly in arrears in January, April, July and October of each year, beginning in January 2011. Dividends on the Series E Preferred are non-cumulative. We will not pay any dividends with respect to our Series C Preferred unless a dividend is also paid to the holders of Series E Preferred. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series E Preferred (including the Series D Preferred) for any period unless dividends for the same period with respect to our Series E Preferred have been paid.

Conversion. The Series E Preferred is convertible into shares of Series D Preferred at a conversion price of $12.28 per share, subject to adjustments as set forth in the Certificate of Designations for the Series D Preferred and Series E Preferred. The Series E Preferred are convertible into shares of Series D Preferred at our option at any time after the earlier to occur of (1) May 28, 2015, and (2) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded 130% of the then applicable conversion price of the Series C Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. In addition, the Series E Preferred is convertible on a one-for-one basis into shares of Series C Preferred upon any sale or other transfer of Series E Preferred in a Widely Dispersed Offering.

Dividend and Liquidation Priority. The Series E Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to (a) our common stock, and (b) our Series D Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series E Preferred otherwise agree in writing), and (ii) pari passu with outstanding shares of our Series C Preferred and our Series B Preferred.

Voting Rights. Holders of Series E Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under Delaware law.

Preemptive Rights. Until the earlier of (a) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions) and (b) May 28, 2012, the Company will provide each holder of Series E Preferred a right to maintain the proportionate equity interest in the company represented by the shares of Series E Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer by this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•

whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•

if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•

any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•

the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•

the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•

if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•

the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•

any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance.

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable, or

•

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•

all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following items:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR CHARTER, BY-LAWS AND DELAWARE LAW

Our Third Amended and Restated Articles of Incorporation and our Third Amended and Restated By-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Third Amended and Restated Certificate of Incorporation

Authorized Shares of Capital Stock. Authorized but unissued shares of common stock and preferred stock under our Third Amended and Restated Certificate of Incorporation could (within the limits imposed by applicable law and NASDAQ Stock Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

Concentration of Ownership. The members of the Taylor family in the aggregate beneficially own approximately 28% of our outstanding shares of common stock (assuming the conversion of shares of Series C Preferred held by them and the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)). Harrison I. Steans, the Chairman of our Executive Committee, and Jennifer W. Steans, one of our directors, in the aggregate and without duplication, beneficially own approximately 14% of our outstanding shares of common stock (assuming the conversion of shares of Series C Preferred held by them and the exercise in full of any options and warrants owned by such persons to purchase our common stock (and not any other holders thereof)). Although members of the Taylor family and members of the Steans family have not entered into any agreement or arrangement with respect to their voting of our securities, the Steans family, the Taylor family and their respective affiliates, were they to collectively vote in favor of or against any proposal, will be able to exercise significant control over all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions and matters, including mergers or similar transactions and amendments to our certificate of incorporation. Each of the Steans family and the Taylor family, were their respective members to collectively vote in favor of or against any proposal, could also separately exercise significant control over matters requiring approval of our stockholders.

Executive Committee. Our Third Amended and Restated Certificate of Incorporation created an Executive Committee, the members of which are members of our board of directors with one director designated for nomination by Financial Investments Corporation, one director designated for nomination by the members of the Taylor family and one director who is our most senior executive officer serving on the board of directors and not affiliated with either Financial Investments Corporation or the Taylor family.

We may not take action with respect to certain matters, including engaging in certain transactions and entering into certain agreements, without the unanimous approval of the Executive Committee. The required approval of the Executive Committee for us to take many actions or engage in many transactions, including most change of control transactions, such as mergers, consolidations or other business combinations, could prevent us from entering into such transactions despite our board of director’s support of the transaction. The members of the Executive Committee may have interests that are not aligned with those of other holders of our capital stock, including with respect to a change of control transaction, and the failure of any one of them to provide approval could prevent us from taking advantage of a transaction potentially beneficial to us and our stockholders.

Third Amended and Restated By-laws

Limitations on Right to Call Special Meetings; No Action by Written Consent; Stockholder Proposal Notice Requirements. Under our Third Amended and Restated By-laws, special meetings of our stockholders may be called by our President, the Chairman of our board of directors, or a majority of our board of directors. Our stockholders are entitled to request that our board of directors convene a special meeting of stockholders only upon the written request to the board of directors by the holders of at least 35% of the total voting power of the outstanding stock entitled to vote generally in the election of the members our board of directors. Further, our stockholders are unable to take action by written consent and, therefore, may only take action at stockholder meetings. Additionally, our Third Amended and Restated By-laws require that stockholder proposals meet certain advance notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would only be able to take action as a stockholder, such as electing new directors or approving a merger, at a duly called stockholders meeting and not by written consent.

Delaware Law

As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Third Amended and Restated Certificate of Incorporation, we are currently governed by Section 203 of the Delaware General Corporation Law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers; through agents; to dealers; through underwriters, brokers or dealers; or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered by us pursuant to this prospectus will be passed upon for us by our counsel, Katten Muchin Rosenman LLP. Melvin E. Pearl, a member of our board of directors, is a former Partner with Katten Muchin Rosenman LLP and currently serves as “Of Counsel” to that firm. Katten Muchin Rosenman LLP also acts as our counsel from time to time, and a limited number of its attorneys own, in the aggregate, less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2008 and 2009, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC’s public reference room at the following location:

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement, or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules thereto.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supercede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than by filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above. The information included elsewhere in this prospectus and the following information incorporated by reference in this prospectus is considered to be part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 29, 2010;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 12, 2010, for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010, and for the quarter ended September 30, 2010, filed with the SEC on November 12, 2010;

•

our Current Reports on Form 8-K, and amendments thereto, filed with the SEC on March 30, 2010, April 1, 2010, May 12, 2010, May 21, 2010, May 25, 2010, June 2, 2010, October 19, 2010, October 27, 2010 and October 28, 2010;

•

the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 10, 2002, including all amendments and reports filed for the purpose of updating such description; and

•

any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included in such Items, unless otherwise indicated therein), (1) after the date of the filing of the registration statement of which this prospectus forms a part and before its effectiveness or (2) after the date of this prospectus until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated in this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated in this prospectus by reference). You should direct any requests for copies to:

Taylor Capital Group, Inc.

Attention: Steven H. Shapiro, General Counsel and Corporate Secretary

9550 West Higgins Road

Rosemont, Illinois 60018

Telephone number: (847) 653-7978

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuances and Distribution.

The following table sets forth our expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Except for the SEC registration fee, all of the amounts shown are estimates.

SEC Registration Fee	$20,318

Trustee Fees	*

Printing Expenses	*

Rating Agency Fees	*

Legal Fees and Expenses	*

Accounting Fees and Expenses	*

Miscellaneous	*

Total	*

*	These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings. Additional information regarding estimated fees and expenses will be provided at the time information is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

Our Third Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

These provisions do not affect a director’s responsibilities under any other laws, including the federal securities laws or state or federal environmental laws.

Our Third Amended and Restated By-laws also contain provisions that require us to indemnify our directors, and permit us to indemnify our officers and employees, to the fullest extent permitted by Delaware law. However, we are not obligated to indemnify any such person:

•	with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense; or

•	for any amounts paid in settlement, without our prior written consent, of an action in respect of which we would otherwise indemnify such person.

We have entered into indemnity agreements with each of our directors and executive officers providing for the indemnification described above. We believe that these limitations on liability are essential to attracting and retaining qualified persons as directors and executive officers. We have also obtained directors’ and officers’ liability insurance to cover these individuals.

Under agreements which may be entered into by us, certain of our directors and officers may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by this registration statement against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

4.1	Form of Third Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed September 15, 2008).

4.2	Form of Third Amended and Restated By-laws of Taylor Capital Group, Inc. (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed September 15, 2008).

4.3	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated November 19, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 24, 2008).

4.4	Certificate of Designations of 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C, dated May 28, 2010 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed June 2, 2010).

4.5	Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, of the Company, dated October 21, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 27, 2010).

4.6	Form of certificate representing Taylor Capital Group, Inc. common stock (incorporated by reference to Exhibit 4.3 to the Company’s Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158)).

4.7	Form of Stock Purchase Warrant issued by Taylor Capital Group, Inc. (incorporated by reference to Appendix F of the Company’s Definitive Proxy Statement filed September 15, 2008).

Exhibit Number	Description of Exhibits

4.8	Warrant, dated November 21, 2008, issued by Taylor Capital Group, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 24, 2008).

4.9	Certificate of Designation of Preferred Stock to be Offered.*

4.10	Form of Preferred Stock Certificate.*

4.11	Form of Warrant and Warrant Certificate.*

4.12	Form of Indenture.

4.13	Form of Debt Security.*

4.14	Form of Purchase Contract Agreement*

4.15	Form of Depositary Agreement*

5.1	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered (including consent).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Indenture for Debt Securities.*

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein or as a requisite filing under the Trust Indenture Act.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois on the 10th day of January, 2011.

TAYLOR CAPITAL GROUP, INC.

By:	/S/ STEVEN H. SHAPIRO
Steven H. Shapiro
General Counsel and Corporate Secretary

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints each of Mark A. Hoppe, Randall T. Conte and Steven H. Shapiro his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 10, 2011.

Signature	Title

/S/ BRUCE W. TAYLOR	Chairman
Bruce W. Taylor

/S/ MARK A. HOPPE	Chief Executive Officer, President and Director
Mark A. Hoppe

/S/ RANDALL T. CONTE	Chief Financial Officer, Chief Operating Officer
Randall T. Conte	(Principal Financial and Accounting Officer)

Signature	Title

/S/ HARRISON I. STEANS	Director
Harrison I. Steans

Director
Ronald L. Bliwas

/S/ C. BRYAN DANIELS	Director
C. Bryan Daniels

/S/ RONALD D. EMANUEL	Director
Ronald D. Emanuel

/S/ M. HILL HAMMOCK	Director
M. Hill Hammock

/S/ ELZIE HIGGINBOTTOM	Director
Elzie Higginbottom

/S/ MICHAEL H. MOSKOW	Director
Michael H. Moskow

/S/ LOUISE O’SULLIVAN	Director
Louise O’Sullivan

Director
Melvin E. Pearl

/S/ SHEPHERD G. PRYOR IV	Director
Shepherd G. Pryor IV

/S/ JENNIFER W. STEANS	Director
Jennifer W. Steans

/S/ JEFFREY W. TAYLOR	Director
Jeffrey W. Taylor

/S/ RICHARD W. TINBERG	Director
Richard W. Tinberg

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

4.1	Form of Third Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed September 15, 2008).

4.2	Form of Third Amended and Restated By-laws of Taylor Capital Group, Inc. (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed September 15, 2008).

4.3	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated November 19, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 24, 2008).

4.4	Certificate of Designations of 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C, dated May 28, 2010 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed June 2, 2010).

4.5	Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, of the Company, dated October 21, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 27, 2010).

4.6	Form of certificate representing Taylor Capital Group, Inc. common stock (incorporated by reference to Exhibit 4.3 to the Company’s Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158)).

4.7	Form of Stock Purchase Warrant issued by Taylor Capital Group, Inc. (incorporated by reference to Appendix F of the Company’s Definitive Proxy Statement filed September 15, 2008).

4.8	Warrant, dated November 21, 2008, issued by Taylor Capital Group, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed November 24, 2008).

4.9	Certificate of Designation of Preferred Stock to be Offered.*

4.10	Form of Preferred Stock Certificate.*

4.11	Form of Warrant and Warrant Certificate.*

4.12	Form of Indenture.

4.13	Form of Debt Security.*

4.14	Form of Purchase Contract Agreement.*

4.15	Form of Depositary Agreement.*

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Exhibit Number	Description of Exhibits

5.1	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered (including consent).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Indenture for Debt Securities.*

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein or as a requisite filing under the Trust Indenture Act.

E-2